EXHIBIT 3.2

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:31 PM 4/6/2006
FILED 05:25 PM 04/06/2006
SRV 060327035 - 3974944 FILE

STATE OF DELAWARE
CERTIFICATE OF OWNERSHIP

SUBSIDIARY INTO PARENT
(Section 253)

CERTIFICATE OF OWNERSHIP
MERGING
COUGAR BIOTECHNOLOGY, INC.
INTO
SRKP 4, INC.

* * * * * * *

(Pursuant to Section 253 of the General Corporation Law of Delaware)

SRKP 4, Inc., a corporation incorporated on the 24th day of May, 2005 (the “Corporation”), pursuant to the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY that this corporation owns 100% of the capital stock of Cougar Biotechnology, Inc., a corporation incorporated on the 15th day of May, 2003, A.D., pursuant to the provisions of the General Corporation Law of the State of Delaware, by a resolution of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 6th day of April, 2006, A.D., determined to and did merge into itself said Cougar Biotechnology, Inc., which resolution is in the following words to wit:

WHEREAS, pursuant to the terms of a Agreement and Plan of Merger dated February 27, 2006, SRKP Acquisition Corp., formerly a Delaware corporation and a wholly owned subsidiary of the Corporation, has merged with and into Cougar Biotechnology, Inc., a Delaware corporation (“Cougar”), with Cougar remaining as a wholly owned subsidiary of the Corporation;

WHEREAS, the Board desires to cause Cougar to merge with and into the Corporation (the “Merger”), with the Corporation remaining as the surviving corporation to the Merger;

WHEREAS, following the Merger, the Corporation shall succeed to all of the estate, property, rights, privileges and franchises of Cougar and shall assume all of Cougar’s liabilities and obligations; and

WHEREAS, pursuant to the Merger, and as permitted by Section 253 of the Delaware General Corporation Law, the name of the Corporation shall be changed to “Cougar Biotechnology, Inc.”

NOW, THEREFORE BE IT RESOLVED, that Cougar merge with and into the Corporation, with the Corporation remaining as the surviving corporation to the Merger;

RESOLVED FURTHER, that following the Merger, the Corporation succeed to all of the estate, property, rights, privileges and franchises of Cougar and assume all of Cougar’s liabilities and obligations;

RESOLVED FURTHER, pursuant to the Merger, and as permitted by Section 253 of the Delaware General Corporation Law, the Corporation relinquishes its corporate name and assumes in its place the name “Cougar Biotechnology, Inc.”;

RESOLVED FURTHER, that the Corporation’s officers are hereby authorized and directed to prepare or cause to be prepared all necessary documents, agreements, instruments and certificates to effectuate the Merger, including, without limitation, a Certificate of Ownership to be filed with the Secretary of State of Delaware (the “Certificate of Ownership”); and to execute and deliver such documents, agreements, instruments and certificates, and to make such filings as they deem necessary or advisable to effectuate the Merger, including, without limitation, filing a Certificate of Ownership with the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County;

RESOLVED FURTHER, that the Merger shall be effective upon the date of filing of the Certificate of Ownership with the Secretary of State of Delaware; and

RESOLVED FURTHER, that the proper officer of this corporation be and he is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge into itself said Cougar Biotechnology, Inc. and assume the liabilities and obligations of Cougar Biotechnology, Inc., and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said Merger.

IN WITNESS WHEREOF, SRKP 4, Inc. has caused this Certificate to be signed by Alan H. Auerbach, its President and Chief Executive Officer, this 6th day of April, 2006.

SRKP 4, INC.

By:	/s/ Alan H. Auerbach
Alan H. Auerbach
President and Chief Executive Officer